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                                                                      EXHIBIT 11



                NORTH PITTSBURGH SYSTEMS, INC. AND SUBSIDIARIES

                 Statement - computation of per share earnings

                Statement of Computations of Earnings per Share


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


                                            For the Three Months
                                               Ended Mar. 31
                                          -----------------------
                                              1999         1998
                                          -----------  -----------
Net Earnings                              $ 3,416,000  $ 4,251,000
                                          ===========  ===========

Weighted average common shares
  outstanding                              15,005,000   15,005,000
                                          ===========  ===========

Basic and diluted earnings per share
  of common stock                         $       .23  $       .28
                                          ===========  ===========

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